GreenKissNY Inc. DOS/A

Exhibit 6.8

Form of Subscription Agreement

This subscription (this “Subscription”) is dated ________, 2016, by and between the investor identified on the signature page hereto (the “Investor”) and GreenKissNY Inc., a Delaware corporation (the “Company”), whereby the parties agree as follows:

1.           Subscription.

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), as set forth on the signature page hereto for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per Share as set forth on the signature page hereto.  The Purchase Price is set forth on the signature page hereto.

The Shares are being offered pursuant to that Offering Statement on Form 1-A, qualified on ________, 2016 (the “Offering Statement”) by the Securities and Exchange Commission (the “Commission”).  A final offering circular will be delivered to the Investor as required by law.

The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified in writing to the Investor by the Company, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended.  The execution of this Subscription by the Investor constitutes a binding offer pursuant to the terms thereof to purchase the Shares and an agreement to hold open such offer until this Subscription is accepted or rejected by the Company. This Subscription shall not be valid unless countersigned by an officer of the Company. The Company shall provide written notice to the Investor upon acceptance or rejection of such as soon as practicable after receipt by the Company. The execution of this Subscription will constitute a closing. Within ninety (90) days of the final closing of the offering of shares of Common Stock, the Company will deliver stock certificates attributable to the Shares purchased directly to the Investor.

2.           Miscellaneous.

This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:  as set forth on the signature page hereto.

To the Investor:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

GREENKISSNY INC.

	By:	____________________________________
Name:
Number of Shares:____________________________ Purchase Price per Share: $1.00 Aggregate Purchase Price: $____________________		Title: Address for Notice: GreenKissNY Inc. 75 South Broadway, Suite 472 White Plains, NY 10601

INVESTOR: ________________________________

By: _______________________________________
Name:
Title:
SSN/EIN:___________________________________
Delivery Instructions:

Name in which Shares should be issued: __________________________________________

Address for delivery:

c/o  ______________________________

Street:   ____________________________

City/State/Zip: ______________________

Attention: _________________________

Telephone No.: _____________________

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